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                                   UNITED STATES
                         SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C. 20549




                                      FORM 8-K


                 Current Report Pursuant to Section 13 or 15(d) of
                        the Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported):  August 12, 1998


                                MID-STATE BANCSHARES
                                --------------------
                   (Name of Small Business Issuer in its Charter)



          CALIFORNIA                  333-16951             77-0442667
-------------------------------   -------------        --------------------
(State or Other Jurisdiction of   (File Number)          (I.R.S. Employer
 Incorporation or Organization)                         Identification No.)


   1026 GRAND AVE. ARROYO GRANDE, CA                          93420
----------------------------------------               --------------------
(Address of Principal Executive Offices)                    (Zip Code)



        Registrant's Telephone Number, including area code:   (805) 473-7700
                                                          -----------------




              --------------------------------------------------------
           (Former Name or Former Address, if changed since last report)

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                                  Page 1 of 2 Pages



ITEM 4.        CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

          On January 29, 1998, Mid-State Bank ("Acquiror") entered into an Agreement to Merge and Plan of Reorganization (the "Agreement") with BSM Bancorp ("Company") and its wholly owned subsidiary Bank of Santa Maria, Santa Maria, California ("Bank") pursuant to which, among other things, (i) Bank would merge with and into Acquiror, (ii) Company would become the bank holding company for Acquiror and change its name to Mid-State Bancshares and (iii) the shareholders of Acquiror would become shareholders of the Company in accordance with the exchange ratio set forth in the Agreement, all subject to the terms and conditions specified in the Agreement (the "Merger"). The merger became effective at close of business on July 10, 1998.

          On August 12, 1998, at its regular meeting of the Board of Directors of Mid-State Bancshares, pursuant to the Agreement, the Board voted unanimously to appoint Arthur Andersen, LLP, as its independent public accountants, replacing Vavrinek, Trine, Day and Company. Arthur Andersen, LLP, had been the independent public accountants for Mid-State Bank prior to the merger.

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                                     Page 2 of 2



                                     SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.






Date:   August 18, 1998                      MID-STATE BANCSHARES



                                        By: /s/ JAMES G. STATHOS
                                           -------------------------------------
                                           James G. Stathos
                                           Executive Vice President
                                           Chief Financial Officer



                                        By: /s/ CARROL R. PRUETT
                                           -------------------------------------
                                           Carrol R. Pruett
                                           President and Chief Executive Officer